Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of LiveRamp Holdings, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post-effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of 4,500,000 shares of Common Stock, $.10 par value per share, of the Company to be issued and delivered in accordance with the Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc., and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 24th day of May, 2022.

Signed:	/s/ John L. Battelle
Name:	JOHN L. BATTELLE, Director

Signed:	/s/ Timothy R. Cadogan
Name:	TIMOTHY R. CADOGAN, Director

Signed:	/s/ Vivian Chow
Name:	VIVIAN CHOW, Director

Signed:	/s/ Richard P. Fox
Name:	RICHARD P. FOX, Director

Signed:	/s/ Scott E. Howe
Name:	SCOTT E. HOWE, Director, Chief Executive Officer & President (principal executive officer)

Signed:	/s/ Clark M. Kokich
Name:	CLARK M. KOKICH, Director
(Non-Executive Chairman of the Board)

Signed:	/s/ Kamakshi Sivaramakrishnan
Name:	KAMAKSHI SIVARAMAKRISHNAN, Director

Signed:	/s/ Omar Tawakol
Name:	OMAR TAWAKOL, Director

Signed:	/s/ Debora B. Tomlin
Name:	Debora B. Tomlin, Director

Signed:	/s/ Warren C. Jenson
Name:	WARREN C. JENSON, President, Chief Financial Officer, and Executive MD of International (principal financial and accounting officer)